AMENDED AND RESTATED SERP RABBI TRUST


  THIS AGREEMENT, made as of the 1st day of November, 1998 (the "Trust Agreement"), among SCHERING-PLOUGH
CORPORATION, a corporation organized and existing under the laws of New Jersey (the "Company"), THE NORTHERN
TRUST COMPANY, having its principal offices in Chicago, Illinois (the "Trustee") and BUCK CONSULTANTS, INC.
having its principal offices in New York, New York (the
"Trustee's Agent").

  W I T N E S S E T H

  WHEREAS, the Trust Agreement was originally entered into as of March 31, 1987 by and among the Company, The
Chase Manhattan Bank (National Association) as trustee, and The Wyatt Company as trustee's agent (the "Original
Trust Agreement");
  WHEREAS, the Original Trust Agreement was amended and restated through October 1, 1993, further amended as of October 1, 1995, and amended and restated through January 22, 1997;
  WHEREAS, the Company wishes to amend and restate the Original Trust Agreement, as so amended and restated, to provide for mandatory contributions upon a potential change of control;
  WHEREAS, the Company has incurred and expects to continue to incur certain unfunded retirement income, deferred compensation liability and other obligations to or with respect to certain key management employees and directors pursuant to the terms of the following plans and employment agreements of the Company: (i) the Supplemental Executive Retirement Plan (the
"SERP"); (ii) the Retirement Benefits Equalization Plan
(the "BEP"); (iii) the Pension Plan for Directors (the
"Directors Pension Plan"); (iv) the Employment
Agreement with Hugh A. D'Andrade dated as of June 28,
1994, as amended by the First Amendment thereto dated as of March 1, 1995, the Second Amendment thereto dated as of December 11, 1995, the Third Amendment thereto dated as of February 25, 1998, the Fourth Amendment thereto dated as of November 1, 1998, and as subsequently amended from time to time the (the
"D'Andrade Agreement"); (v) the Employment Agreement with Richard J. Kogan dated as of September 26, 1989, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of March 1, 1995, the Third Amendment thereto dated as of October 24, 1995, the Fourth Amendment thereto dated as of February 25, 1998, the Fifth Amendment thereto dated as of November 1, 1998, and as subsequently amended from time to time (the "Kogan Agreement"); (vi) the Employment Agreement with Robert P. Luciano dated as of
September 26, 1989, as amended by the First Amendment thereto dated as of June 28, 1994, the Second Amendment thereto dated as of March 1, 1995, the Third Amendment thereto dated as of February 25, 1998, and as subsequently amended from time to time (the "Luciano
Agreement"); (vii) the Employment Agreement with Raul
E. Cesan dated as of November 1, 1998 (the "Cesan
Agreement"); (viii) the Deferred Compensation Plan (the
"Deferred Compensation Plan") (the plans and employment agreements listed in clauses (i) through (viii) being hereinafter collectively referred to as the "A Plans");
(ix) the Directors Deferred Stock Equivalency Program
(the "Directors Equivalency Program" or the "S Plan");
and (x) such other plans and employment agreements for the Corporation as the Executive Compensation and Organization Committee may designate from time to time as A Plans or S Plans (all such plans and employment agreements being hereinafter individually called a "Plan" or collectively the "Plans");
  WHEREAS, the Company desires to provide additional assurance to some or all such key management employees and directors (the "Participants") and their surviving spouses, beneficiaries or estates under the Plans
(collectively, the "Beneficiaries") that their unfunded retirement benefit and deferred compensation rights under the Plans will in the future be met or substantially met by application of the procedures set forth herein;
  WHEREAS, the Company wishes to establish separate accounts (hereinafter the "Accounts") with respect to some or all of the Participants in the Plans in order to provide a source of payments as such are required under the terms of such Plans;
  WHEREAS, the Company shall, in its discretion or as expressly required by the provisions of this Agreement, make contributions to the Trust on behalf of the Accounts;
  WHEREAS, amounts in each separate Account, and the earnings thereon, shall be used by the Trustee to satisfy the liabilities of the Company under the Plan or Plans with respect to the Participant for whom such separate Account has been established and such utilization shall be in accordance with the procedures set forth herein;
  WHEREAS, upon satisfaction of all liabilities of the Company under the Plan or Plans with respect to a Participant and Beneficiary in respect of whom a separate Account has been established, the balance, if any, remaining in such Account shall be allocated to the Accounts of other Participants and Beneficiaries for whom such Accounts have been established in accordance with the procedures set forth herein; and
  WHEREAS, upon satisfaction of all liabilities of the Company under the Plans with respect to all Participants in respect of whom separate Accounts have been established, the balance, if any, remaining in such Accounts shall revert to the Company, except that all amounts in all such Accounts shall at all times be subject under this Agreement to the claims of the Company's creditors as hereinafter provided;
  NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:
  ARTICLE I

  1.1 The Company hereby establishes with the Trustee an irrevocable Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Trust Property" and shall be held by the Trustee collectively in two separate funds (the "SERP A Fund" and the "SERP S
Fund"; each individually a "Fund" and collectively, the "Funds"), IN TRUST, in accordance with the provisions of this Agreement. The Trust Property relating to each Fund may be held by the Trustee without distinction or separation by virtue of Plan Participants' interests in their Accounts maintained by the Trustee's Agent as hereinafter provided. The SERP A Fund shall be utilized to fund the retirement income, deferred compensation liability and other obligations to or with respect to certain key management employees and directors pursuant to the terms of the A Plans. The
SERP S Fund shall be utilized to fund the deferred compensation liability to directors pursuant to the terms of the S Plans.
  1.2 The Trustee shall hold, manage, invest and otherwise administer each Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder.
The amount of each contribution by the Company to each Fund shall be determined in the sole discretion of the Company and the Trustee shall have no duty or responsibility with respect thereto.
  1.3 The Trustee's Agent shall maintain in an equitable manner a separate Account record for each Participant for each applicable Plan. Each account record shall indicate the Participant's share of the relevant Fund under such Plan. The Company shall certify to the Trustee's Agent at the time of each contribution to a Fund the amount of such contribution being made in respect of each Participant under each Plan. Each such contribution shall be credited to the Participant's Account in SERP A Fund or SERP S Fund as of the last business day of the calendar quarter in which such contribution is made. Each Fund shall be revalued by the Trustee as of the last business day of each calendar quarter ("Valuation Date") at current market values, as determined by the Trustee, and the Trustee shall certify the value thereof to the Trustee's Agent. The Trustee's Agent shall apportion each Fund as revalued as of such Valuation Date less any contributions made by the Company during the preceding quarter among the Accounts of Participants in proportion to their respective interests in each Fund on the immediately preceding Valuation Date, except that for purposes of such apportionment the Accounts of Participants as of the Valuation Date shall not include any contributions or forfeitures credited to their Accounts as of such Valuation Date and any payments to the Participants made after the immediately preceding
Valuation Date shall be charged to their Accounts as of the immediately preceding Valuation Date. Where a Participant's Account within a Fund may be applied to provide benefits to or in respect of such Participant under more than one Plan, the separate account record for such Participant under each such Plan shall be maintained by the Trustee's Agent in such manner as the Trustee's Agent, in its sole discretion, considers to be appropriate.

  ARTICLE II

  2.1 Notwithstanding any provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payment of all benefits from each Fund and shall thereafter hold each Fund in suspense for the benefit of the Company's creditors until it receives a court order directing the disposition of each Fund; provided, however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of such court order. The Company shall be considered to be insolvent if (a) it is unable to pay its debts as they fall due or (b) bankruptcy or insolvency proceedings are initiated by its creditors or the Company or any third party under the Bankruptcy
Act of the United States or the bankruptcy laws of any State alleging that the Company is insolvent or bankrupt. By its approval and execution of this Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the fiduciary duty and responsibility on behalf of the Company's creditors to give to the Trustee prompt written notice of any event of the Company's insolvency and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made.
If the Trust Department of the Trustee receives written allegations of an event of insolvency from a third party, the Trustee shall request that the Company's independent auditors determine whether the Company is insolvent; the Trustee may conclusively rely on written certification of solvency or insolvency received from such auditors. If, after an event of insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Trust
Property or any bankruptcy or insolvency proceedings referred to in (b) above are dismissed, the Company shall by written notice so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Agreement without regard for this Section 2.1 until and unless the Company again becomes insolvent as such term is defined herein.
  2.2 The Company represents and agrees that the Trust established under this Agreement does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion for the meeting of part or all of its future retirement obligations and deferred compensation liability to or with respect to some or all of the Participants and their Beneficiaries under the Plans.
Except as set forth in Article XI, contributions by the Company to the Trust shall be in amounts determined solely by the Company and shall be in respect of only those Plan Participants selected by the Company from time to time as it determines. The purpose of this Trust is to provide funds from which retirement benefits and deferred compensation may be payable under the Plans and as to which Plan Participants with Accounts hereunder and their Beneficiaries may, by exercising the procedures set forth herein, have access to some or all of their benefits as such become due without having the payment of such benefits subject to the administrative control of the Company unless the Company is adjudicated to be bankrupt or insolvent.
The Company further represents that each of the SERP, the Deferred Compensation Plan and the BEP is an unfunded deferred compensation plan for a select group of management and highly compensated employees and as such is exempt from the application of the Employee
Retirement Income Security Act of 1974 ("ERISA") except for the disclosure requirements applicable to such Plan for which the Company bears full responsibility as to compliance; and that each of the Directors Pension
Plan, Directors Equivalency Program and the employment agreements with each of Messrs. Cesan, D'Andrade, Kogan and Luciano is not an employee benefit plan and is not subject to ERISA. The Company further represents that the Plans are not qualified under Section 401 of the United States Internal Revenue Code and therefore are not subject to any of the Code requirements applicable to tax-qualified plans.

  ARTICLE III

  3.1 By their acceptance of this Trust the Trustee hereby agrees to the designation by the Company of Buck
Consultants, Inc. as the Trustee's Agent and Buck
Consultants, Inc. agrees to act as such Trustee's Agent under this Trust Agreement. It is herein recognized that said Trustee's Agent is also acting as the independent consulting actuary of the Company with respect to the Plans and that the Trustee shall have no responsibility hereunder for the continued retention of such Trustee's Agent and/or any responsibility assigned to said Agent or its performance thereof. In the event the Company replaces or no longer uses said firm as its independent consulting actuary, the Trustee in its sole discretion may, but need not, designate a new Trustee's
Agent or may continue to use the same Trustee's Agent.
Buck Consultants, Inc. and any successor Trustee's
Agent appointed hereunder may resign at any time by delivering sixty (60) days advance written notice to the Company and to the Trustee, in which event the Trustee shall designate a new Trustee's Agent;
provided, however, any Trustee's Agent appointed by the Trustee shall be independent of the Company. The
Company shall pay or reimburse the Trustee for all fees and expenses of the Trustee's Agent and shall indemnify and hold the Trustee harmless for any liability, loss, suit or expense (including attorneys' fees) in connection with or arising out of actions or omissions of said Trustee's Agent (including any direction to or failure to direct the Trustee) and shall indemnify and hold the Trustee's Agent harmless for any actions or omissions of the Trustee.
  3.2 Except for the records dealing solely with the Funds and their respective investments, which shall be maintained by the Trustee, the Trustee's Agent shall maintain all the Plan Participant records contemplated by this Agreement, including the maintenance of the separate Accounts of each Participant under this Agreement and the maintenance of the data necessary to determine, from time to time, the benefits of Participants under the Plans. The Trustee's Agent shall also prepare and distribute Participants' statements when requested by the Company or a Participant and shall be responsible for information with respect to payments to Participants and their Beneficiaries and shall perform such other duties and responsibilities as the Trustee determines is necessary or advisable to achieve the objectives of this Agreement and the Trustee shall have no responsibility therefor and shall be entitled to rely fully upon the information provided by the Trustee's Agent.
  3.3 Upon the establishment of this Trust or as soon thereafter as practicable, the Company shall furnish to the Trustee's Agent all the information necessary to determine the benefits payable to or with respect to each Participant in the Plans, including any benefits payable after the Participant's death and the recipient of same. The Company shall regularly, at least annually, furnish revised up-dated information to the Trustee's Agent. Based on the foregoing information the Trustee's Agent shall prepare an annual benefits statement in respect of each Participant and shall furnish a copy of same to the Participant or his Beneficiary and to the Company. In the event the Company refuses or neglects to provide up-dated
Participant information, as contemplated herein, the Trustee's Agent shall be entitled to rely upon the most recent information furnished to it by the Company.
  3.4 Upon the direction of the Company or upon the proper application of a Participant or Beneficiary of a deceased Participant, the Trustee's Agent shall determine a Participant's or Beneficiary's eligibility for benefits and the amount thereof and, if benefits are payable, shall prepare a certification of same to the Trustee. Such certification shall include the amount of such benefits, the manner of payment and the name, last known address and social security number of the recipient and shall be updated annually and upon receipt by the Trustee's Agent of a notice of a benefit change under the Plan from the Company. Upon the receipt of such certified statement and appropriate federal, state and local tax withholding information, the Trustee shall commence cash distributions from the relevant Fund or Funds in accordance therewith to the person or persons so indicated and to the Company with respect to taxes required to be withheld and the Trustee's Agent shall charge the Participant's Account or Accounts established hereunder. The Trustee's Agent shall also furnish a copy of such certification to the Participant or to the Beneficiary of a deceased
Participant. The Trustee's Agent shall also give written notice to the Trustee that a Participant's
Account balance has been reduced to a certain minimum agreed to by the Trustee and the Trustee's Agent under procedures which will enable the Trustee to cease payment when such Account balance has been reduced to zero. The Company shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authority and shall furnish each Participant or Beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.
  3.5 All benefits payable from either Fund to a Participant or his Beneficiary under a Plan or Plans shall be charged solely against the relevant Account of such Participant. When the Trustee's Agent determines that all Company liabilities under all Plans to a Participant and Beneficiary have been satisfied, the Trustee's Agent shall prepare a certification to the Trustee and to the Company showing the balance, if any, remaining in such Participant's Account or Accounts
(the "Balance"). In making such determination the Trustee's Agent may rely upon written certification from the Company that the Participant or his Beneficiary has died or that such Company liabilities have been satisfied by cash payments made by the Company or otherwise; provided, however, the Trustee's
Agent may require additional documentation of any such Company confirmation if the Trustee's Agent considers such to be appropriate under the circumstances. Any
Balance remaining in such Participant's Account or Accounts shall be reallocated by the Trustee's Agent to the Accounts of the other Participants and Beneficiaries in the manner set forth below; provided, however, in no event shall any Balance be allocated to the Account of any Participant or Beneficiary established after the Company delivers a written notice to the Trustee and the Trustee's Agent that Accounts established after the date of such notice shall not be entitled to share in any reallocations under this
Section 3.5.  Any such notice shall be irrevocable by
the Company notwithstanding any amendments to this Trust Agreement made thereafter and any attempt to revoke such notice shall be disregarded by the Trustee and the Trustee's Agent.
  Each Balance determined in accordance with the preceding paragraph shall be maintained as a separate
Participant's Account subject to quarterly revaluation pursuant to Section 1.3 until the following or coinciding December 31st, as of which date the Trustee's Agent shall aggregate and revalue all such Balances and reallocate such amount ("Total Balances") to the eligible Accounts of the remaining Participants and Beneficiaries in both Funds, including Accounts which may have previously been reduced to a zero balance. Such reallocation shall be made:
a) by determining the amount by which the value of each Participant's and Beneficiary's accrued benefits under the Plan or Plans exceed the value of his Account or Accounts as of such December
31st;

b) by adding all the amounts determined under (a);
and

c) by allocating to each Participant's and Beneficiary's Account or Accounts the amount of the Total Balances (not in excess of the amount computed under (b)) in the ratio of the amount computed for each Account under (a) to the total amount computed under (b).

If the amount of the Total Balances exceeds the amount computed under (b), the excess shall be maintained as a separate Account until the following December 31st or until any earlier termination of the Trust, at which date the value of such Account shall be treated as an additional Balance for purposes of this Section 3.5.
For defined benefit type plans, the value of each Participant's and Beneficiary's accrued benefits under the Plan or Plans shall be calculated using the procedures and actuarial assumptions used in terminating a single employer plan under 29 CFR Part
4044, Subpart B of the Pension Benefit Guaranty
Corporation regulations. For defined contribution type plans and employment agreements, the value of each Participant's and Beneficiary's accrued benefits shall be determined in accordance with the relevant Plan or Plans.
  Upon the satisfaction of all liabilities of the Company under the Plans to Participants and Beneficiaries for whom Accounts have been established hereunder, the Trustee's Agent shall prepare a certification to the Trustee and to the Company and the Trustee shall thereupon hold or distribute the Trust
Property in accordance with the written instructions of the Company. At no time except (a) to the extent used to satisfy claims of the Company's creditors in the event of the Company's insolvency, as defined in
Section 2.1, (b) after the satisfaction of all liabilities of the Company under the Plans in respect of Participants and Beneficiaries having Accounts hereunder, or (c) after a Potential Change of Control
(as defined in Section 11.1) in accordance with Section
11.2 hereof, shall any part of the Trust Property revert to the Company. The Trustee and the Trustee's
Agent shall have no responsibility for determining whether any Participant or Beneficiary has died and shall be entitled to rely upon information furnished by the Company.
  3.6 Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the retirement benefits and deferred compensation liabilities provided under the Plans except to the extent such liabilities have been satisfied. It is the intent of the Company to have each Account established hereunder treated as a separate trust designed to satisfy in whole or in part the Company's legal liability under the Plans in respect of the Participant for whom such Account has been established and to have the balance of each Fund revert to the Company only after its legal liability under the relevant Plan or Plans has been met. The
Company, therefore, agrees that all income, deductions and credits of each such Account belong to it as owner for income tax purposes and will be included on the Company's income tax returns.

  ARTICLE IV

  4.1 The Company shall provide the Trustee's Agent with a certified copy of the Plans and all amendments thereto and of the resolutions of the Board of Directors of the Company or the relevant subsidiary approving the Plans and all amendments thereto, promptly upon their adoption. Any action by the Company pursuant to the terms of this Trust Agreement shall, except as otherwise provided herein, be by written instrument signed by an officer of the Company authorized to act hereunder or any delegee authorized to act for the Company. After the execution of this Agreement, the Company shall promptly file with the Trustee and the Trustee's Agent a certified list of the names and specimen signatures of the officers of the Company and any delegee authorized to act for it. The
Company shall promptly notify the Trustee and the Trustee's Agent of the addition or deletion of any person's name to or from such list, respectively.
Until receipt by the Trustee and/or the Trustee's Agent of notice that any person is no longer authorized so to act, the Trustee or the Trustee's Agent may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee or the Trustee's Agent shall be in writing signed by such person or persons.
The Trustee and the Trustee's Agent may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee or the Trustee's Agent believes to have been signed thereby. The Trustee and the Trustee's Agent may rely on any certification, notice or direction of the Company that the Trustee or the Trustee's Agent believes to have been signed by a duly authorized officer or agent of the Company. The
Trustee and the Trustee's Agent shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee or the Trustee's Agent to have been so signed by a duly authorized officer or agent of the Company. The
Company shall be responsible for keeping accurate books and records with respect to the employees and Directors of the Company, their compensation and their rights and interests in the Funds under the Plans.
  4.2 The Company shall make its contributions to the Trust in accordance with appropriate corporate action and the Trustee shall have no responsibility with respect thereto, except to add such contributions to the appropriate Fund or Funds.
  4.3 The Company shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation reasonable attorneys' fees, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Funds or carrying out its duties hereunder, except to the extent that such liabilities or expenses arise from actions constituting gross negligence or willful misconduct by the Trustee under this Agreement.
  4.4 The Company shall indemnify and hold harmless the Trustee's Agent for any liability or expenses, including without limitation reasonable attorneys' fees, incurred by the Trustee's Agent with respect to keeping the records for Participants' Accounts, reporting thereon to Participants, certifying benefit information to the Trustee, determining the status of Accounts and benefits hereunder and otherwise carrying out its obligations under this Agreement, except to the extent that such liabilities or expenses arise from actions constituting negligence or willful misconduct by the Trustee's Agent.

  ARTICLE V

  5.1 The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Trust Property relating to each Fund, if it acts in good faith and in accordance with the terms of this Agreement with respect to the Trustee's responsibilities under this Agreement.
  5.2 Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee, the Trustee shall have the power in investing and reinvesting the Trust Property with respect to each Fund, in its sole discretion:
  (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee, the Company or any affiliate thereof), futures, option and forward contracts, leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of each Fund; provided, however, the Trustee is authorized to receive and hold any stock or security of the Company which is contributed by the Company to either Fund and the Trustee shall not sell any such stock or security of the Company until the Company so directs;
  (b) To invest and reinvest all or any portion of the Trust Property held in the Funds collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Funds in any such common collective or commingled trust fund;
  (c) To retain any property at any time received by the Trustee;
  (d) Subject to subsection (a) above, to sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;
  (e) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;
  (f) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;
  (g) To extend the time of payment of any obligation held by it;
  (h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;
  (i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;
  (j) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;
  (k) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;
  (l) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee and to pay their reasonable expenses and compensation from the relevant Fund to the extent not paid by the Company;
  (m)  To cause any property held by it to be
registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;
  (n) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;
  (o) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and
  (p) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Property.
Notwithstanding the foregoing, the Trustee shall upon the written direction of the Company invest all or part of the amount to the credit of any Participant's
Account in a commercial annuity or insurance contract selected by the Company and the Trustee shall have no responsibility for any such investment other than as owner and custodian thereof; provided, however, that following a Change of Control (a "Change of Control" for purposes of any one of the SERP, BEP, Cesan
Agreement, D'Andrade Agreement or Kogan Agreement shall constitute a Change of Control for purposes of this Agreement), the Company may only direct the Trustee to invest in a commercial annuity or insurance contract of an insurance company that is rated at least AA (or its equivalent) by Standard & Poor's or Moody's. The
Trustee shall have no duty or obligation to review or confirm such rating. The Company shall promptly notify
Trustee of any Change of Control or Potential Change of Control (as defined in Section 11.1). Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control or Potential Change of Control has occurred.
  5.3 The Company may at any time direct the Trustee to segregate all or a portion of each Fund in a separate investment account or accounts and may appoint one or more investment managers to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager. Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager, to review any securities or other property held in any such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers with respect to such securities or other property. Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust
Department), certificates of deposit, and similar type securities, with a maturity not to exceed fifteen months; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager regarding more permanent type investment and directed distributions.
The Trustee shall not be liable or responsible for any loss resulting to either Fund by reason of any sale or purchase of an investment directed by an investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager, or solely as a result of the performance by the Trustee or its officers, employees or agents, of any custodial, reporting, recording or bookkeeping functions with respect to any such investment account, except to the extent that such performance constituted gross negligence or willful misconduct on the part of the Trustee. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager issued pursuant hereto or for failure to act in the absence of directions of the investment manager including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or for failure to act in the absence of directions of an investment manager. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager which the Trustee believes to be genuine and to have been issued by the investment manager. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager until it receives written notice thereof from the Company.
  5.4 No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction. The Trustee's Agent's obligations are limited solely to those explicitly set forth herein and the Trustee's Agent shall have no responsibility, authority or control, direct or indirect, over the maintenance or investment of the Trust Property and shall have no obligation in respect of the Trustee or the Trustee's compliance with the Trustee's Agent's certifications to the Trustee.
  5.5 The Trustee shall distribute cash or property from the Funds in accordance with Article III hereof.
The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company, or (if so directed by the Company) by crediting the Account of such person or by transferring funds to such person's Account by bank or wire transfer.
  5.6 If at any time there is no person authorized to act under this Agreement in behalf of the Company, the Board of Directors of the Company shall have the authority to act hereunder.

  ARTICLE VI

  6.1 The Company shall pay any Federal, state or local taxes on the Trust Property, or any part thereof, and on the income therefrom.
  6.2 The Company shall pay to the Trustee its reasonable expenses for the management and administration of the Funds, including without limitation reasonable expenses of counsel and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder in accordance with its Published Schedule of Compensation in effect from time to time. The Company shall also pay to the Trustee for transmission to the Trustee's
Agent the fees and expenses of the Trustee's Agent, unless the Company pays such directly to the Trustee's
Agent. Such expenses, fees and compensation shall be a charge on the Funds and shall constitute a lien in favor of the Trustee and Trustee's Agent until paid by the Company.

  ARTICLE VII

  7.1 The Trustee shall maintain records with respect to each Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Funds shall be open to inspection by the Company, or its representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; provided, however, the Trustee shall be entitled to additional compensation from the Company in respect of audits or auditors' requests which the Trustee determines to exceed the ordinary course of the usual scope of such examinations of its records.
  7.2 Within a reasonable time after the close of each fiscal year of the Company (or as agreed to by the Company and Trustee), or upon termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a statement of the then current value of each Fund. The Trustee's Agent shall also prepare and furnish to the Company a statement of the then current value of each Account. Any such statement shall be deemed an Account stated and accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such Account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company.
  The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any Account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company
(although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

  ARTICLE VIII

  8.1 The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the appointment of a successor trustee.
  8.2 Subject to Section 11.3, the Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company, upon delivery to the Trustee of a certified copy of such resolution and sixty (60) days' written notice, unless such notice period is waived in whole or in part by the Trustee, of (i) such removal and (ii) the appointment of a successor trustee.
  8.3 Except as otherwise provided in Section 11.3, upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company.
Such successor trustee shall be a bank or trust company which is established under the laws of the United
States or a State within the United States and which is not related, directly or indirectly, to the Company.
Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company, and
(b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.
  8.4 If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.
  8.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of the Trustee's accounting of the Trust Property, the Trustee shall transfer and deliver the Trust Property to such successor. Under no circumstances shall the Trustee transfer or deliver the Trust Property to any successor which is not a bank or trust company as hereinabove defined.

  ARTICLE IX

  9.1 The Trust established pursuant to this Agreement may not be terminated by the Company prior to the satisfaction of all liabilities with respect to all Participants in the Plans and their Beneficiaries.
Upon receipt of a written certification from the Trustee's Agent that all liabilities have been satisfied with respect to all Participants in the Plans and their Beneficiaries, the Company pursuant to a resolution of its Board of Directors may terminate the Trust upon delivery to the Trustee of (a) a certified copy of such resolution, (b) an original certification of the Trustee's Agent that all such liabilities have been satisfied and (c) a written instrument of termination duly executed and acknowledged in the same form as this Agreement.
  9.2 Upon the termination of the Trust in accordance with Section 9.1, the Trustee shall, after the acceptance and approval of its account, distribute the Trust Property to the Company. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of either Fund remains in its possession.
  9.3 The Company may at any time liquidate the Account of any Participant under this Agreement in the event the amount to the credit of such Account falls below $5,000. In such event, the Trustee, upon receipt of written instructions from the Company, shall distribute in cash the amount to the credit of any such terminated Account, as determined by the Trustee's
Agent, to the Participant in respect of whom such Account was established or, if such Participant is dead or incompetent, to his Beneficiary.

  ARTICLE X

  10.1 This Agreement may be amended, in whole or in part, at any time and from time to time, by the Company, pursuant to a resolution of the Board of Directors thereof by delivery to the Trustee and the Trustee's Agent of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement, except that the duties and responsibilities of the Trustee and the Trustee's Agent shall not be increased without the Trustee's or the Trustee's Agent's written consent;
provided, however, any such amendment affecting any Account, the procedures for distribution thereof or the reallocation of Balances under Section 3.5 shall not become effective until sixty (60) days after a copy of such amendment has been delivered by registered mail by the Company or the Trustee's Agent to each Participant or his Beneficiary. In the event the Company, Trustee or Trustee's Agent receives written objections to such amendment from such person within such sixty (60) day period, the party receiving such objections shall provide a copy of same to the other parties and such amendment shall be ineffective and void in respect of the Participant or Beneficiary so objecting to the amendment.

  ARTICLE XI

  11.1 Notwithstanding anything to the contrary herein, in the event of a Potential Change of Control
(as defined below), the Company shall contribute to Fund A an amount (the "Change of Control Contribution") as determined by Trustee's Agent sufficient to fund one hundred percent (100%) of (a) each Participant's and Beneficiary's projected benefits under the SERP and the BEP, based on the assumptions that each of the Participants under those Plans is retiring immediately following the Change of Control and has elected a lump sum payout, and (b) any and all benefits (cash and non-cash) payable under the employment agreements of Messrs. Cesan, Kogan and D'Andrade, assuming termination immediately following the Change of Control, payable as a lump sum, whether or not such Participant then has an account in either of the Funds.
For purposes of this Agreement, "Potential Change of Control" means (x) the public announcement by any person (including without limitation the Company) of an intention, commitment or agreement to take any actions that, if consummated, would result in a Change of Control, or (y) the adoption by the Board of Directors of the Company of a resolution to the effect that for purposes of this Trust a "Potential Change of Control" has occurred.
  11.2 At any time after the earlier of (a) the second anniversary of a Potential Change of Control, so long as the Board has not determined that it is reasonably certain that a Change of Control will in fact be consummated as a result of the Potential Change of Control or any subsequent event, and (b) the date on which it first becomes reasonably certain that a Change of Control will not be consummated as a result of the Potential Change of Control or any subsequent event, as determined by the Board of Directors of the Company or its delegee, the Company, at its written request to the Trustee, shall be entitled to have the Change of Control Contribution, as adjusted for gains and losses, returned. Trustee shall have no duty or obligation to make such determination or review the Company's determination with regard to the occurrence or status of a Potential Change of Control.
  11.3 Following a Change of Control, the Company shall not be permitted to remove the Trustee or the Trustee's Agent for three years. During this three-year period, in the event of the fraud, gross negligence or willful misconduct of the Trustee or the Trustee's Agent, the Company shall be permitted to apply to a court of competent jurisdiction for replacement of such Trustee or Trustee's Agent. All fees charged by the Trustee and the Trustee's Agent during this three-year period must be customary for similar accounts of Trustee or Trustee's Agent, as the case may be. If the Trustee or Trustee's Agent resigns during this three-year period, the appointment by the Company of a new Trustee or Trustee's Agent would be subject to approval by a majority in interest of all affected Participants.

  ARTICLE XII

  12.1   This Agreement shall be construed and
interpreted under, and the Trust hereby created shall be governed by, the laws of the State of Illinois insofar as such laws do not contravene any applicable
Federal laws, rules or regulations.
  12.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.
  12.3 No right or interest of any Participant under a Plan in either Fund shall be transferable or assignable, except by will or the laws of descent and distribution, or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any Participant or Beneficiary in any Plan or in either Fund shall be subject to any garnishment, attachment or execution. A Participant may designate in writing a Beneficiary of such Participant's right or interest in the event of his or her death in accordance with the terms of the relevant Plan. Notwithstanding the foregoing, the Trust Property shall at all times remain subject to claims of creditors of the Company in the event the Company is adjudicated to be bankrupt or insolvent as provided herein and Participants and Beneficiaries shall have no claims to either Fund superior to that of any other unsecured creditors in such event.
  12.4 The Company agrees that by the establishment of this Trust it hereby forgoes any judicial review of certifications by the Trustee's Agent as to the benefit payable to any persons hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under a Plan or this Agreement, the Company agrees that such dispute shall be resolved by binding arbitration proceedings initiated in accordance with the rules of the American
Arbitration Association and that the results of such proceedings shall be conclusive and shall not be subject to judicial review. It is expressly understood that pending the resolution of any such dispute, payment of benefits shall be made and continued (except in the event of the Company's insolvency) by the Trustee in accordance with the certification of the Trustee's Agent and that the Trustee and the Trustee's
Agent shall have no liability with respect to such payments. The Company also agrees to pay the entire cost of any arbitration or legal proceeding including the legal fees of the Trustee, the Trustee's Agent and the Plan Participant or the Beneficiary of any deceased
Plan Participant regardless of the outcome of any such proceeding and until so paid the expenses thereof shall be a charge on and lien against the Funds.
  12.5 This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee and Trustee's
Agent in writing of its successorship and furnish the Trustee and the Trustee's Agent with the information specified in Section 4.1 of this Agreement. In no event shall any such transaction described herein suspend or delay the rights of Plan Participants or the Beneficiaries of deceased Participants to receive benefits hereunder.
  12.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.
  12.7 Communications to the Trustee shall be sent to The Northern Trust Company, 50 South LaSalle Street,
Chicago, Illinois 60675 or to such other address as the Trustee may specify in writing. Communications to the Trustee's Agent shall be sent to Buck Consultants, Inc., One Pennsylvania Plaza, New York, New York 10119-
4798 or to such other address as the Trustee's Agent may specify in writing. No communication shall be binding upon the Trustee or Trustee's Agent until it is received by the Trustee or Trustee's Agent.
Communications to the Company shall be sent to the Company's principal offices or to such other address as the Company may specify in writing.
  12.8   In the event any Participant or his
Beneficiary is determined to be subject to Federal income tax on any amount to the credit of his Account under this Agreement prior to the time of payment hereunder, the entire amount so taxable shall be distributed by the Trustee as of the next Valuation
Date to such Participant or Beneficiary. Such distribution shall be at the direction of the Company or the Trustee's Agent upon receipt of documentation from the Company or the Trustee's Agent indicating that an amount to the credit of a Participant's account is subject to Federal income tax. An amount to the credit of a Participant's Account shall be determined to be subject to Federal income tax upon the earliest of: (a) a final determination by the United States Internal
Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or (c) an opinion by counsel, satisfactory to the Company, addressed to the Company, the Trustee and the Trustee's
Agent, that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published
Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of Participants' Accounts hereunder are subject to Federal income tax prior to payment. The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal
Revenue Service against any Participant or Beneficiary, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. Any distributions from either Fund to a Participant or Beneficiary under this Section 12.8 shall be applied in accordance with the provisions of the relevant Plan or Plans to reduce
Company liabilities to such Participant and/or
Beneficiary under such Plan or Plans; provided, however, that in no event shall any Participant, Beneficiary or estate of any Participant or Beneficiary have any obligation to return all or any part of such distribution to the Company if such distribution exceeds benefits payable under the relevant Plan or Plans.

  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this 1st day of November, 1998.




Attest:      THE NORTHERN TRUST COMPANY

      By_____________________________
         Its Vice President



Attest:      SCHERING-PLOUGH CORPORATION

      By_____________________________
         Its Vice President



Attest:      BUCK CONSULTANTS, INC.

      By____________________________
                Its








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